$8.803.00 December 1, 2009

PROMISSORY NOTE

FOR VALUE RECEIVED, ZYTO Technologies, Inc., a Nevada corporation ("Maker"), promises to Vaughn R and Kathryn C. Cook Foundation ("Holder"), as follows:

1. **PRINCIPAL AND INTEREST.** Maker promises to pay to Holder or its order in lawful money of the United States of America, the principal sum of Eight Thousand Eight Hundred Three Dollars ($8,803.00), together with interest on the unpaid principal balance from the date hereof until paid in full at the rate of seven percent (7%) per annum. Interest will be calculated on the basis of a 365-day year using the actual number of days elapsed divided by 365. Notwithstanding any of the foregoing, in the event of a default in the terms of this Promissory Note ("Note") and as a result of such default Holder elects to accelerate the entire unpaid principal balance, or initiates legal action to collect any monies due hereunder, then the interest rate shall increase from the date of acceleration or initiation of legal action until paid in full, both before and after judgment, to the lesser of a rate equal to ten percent (10%) above the effective rate of this Note, or the maximum rate permitted to be charged for similar loans in the State of Utah.

2. **PAYMENT.**

a. **MATURITY DATE.** The principal sum of this Note together with interest accrued thereon shall be due and payable on June 30, 2010 (the "Maturity Date").

b. **FORM AND PLACE OF PAYMENT.** All payments hereunder shall be in the form of a check or wire made payable to "Vaughn R and Kathryn C. Cook Foundation" and delivered to the following address: 2072 Sunflower Lane, Mapleton, UT 84664, or at such other place as Holder may hereafter from time to time designate in writing in advance of any payment.

c. **APPLICATION OF PAYMENTS.** Payments hereunder shall be applied first to accrued interest, and the balance, if any, to the reduction of principal.

d. **PREPAYMENT.** Maker may prepay the obligations under the Note at any time, in whole or in part, without penalty.

3. **EVENTS OF DEFAULT.** An Event of Default shall occur if any of the following events shall occur:

a. Failure to pay any principal or interest hereunder on or before the Maturity Date.

b. Filing by Maker of a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, adjustment, readjustment of debts or any other relief under the Bankruptcy Code as amended or any insolvency act or law, state or federal, now or hereafter existing.

c. Filing of an involuntary petition against Maker in bankruptcy or seeking reorganization, arrangement, readjustment of debts or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

d. All or any substantial part of the property of Maker shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of thirty (30) days.

4. REMEDIES. Upon an Event of Default as defined above, Holder may declare the entire unpaid principal balance to be immediately due and payable without presentment, demand, protest or other notice of any kind. To the extent permitted by law, Maker waives any rights to presentment, demand, protest, or notice of any kind in connection with this Note. No failure or delay on the part of Holder in exercising any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege provided at law, in equity, or by contract. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies. Maker agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees, including such expenses incurred before legal action or bankruptcy proceedings, during the pendency thereof, and continuing to all such expenses in connection with appeals to high courts arising out of matters associated herewith.

5. WAIVER. Maker, and each surety, endorser and guarantor severally waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, notices (including notice of dishonor), grace, protests, and notices of protests, diligence in collecting and agree to all renewals, extensions, and partial payments both before and after maturity without prejudice to Holder, to the extent permitted by law. No failure to exercise and no delay in exercising on the part of Holder of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. All rights and remedies provided in this Note, any security agreement or any law shall be available to Holder and shall be cumulative.

6. WAIVER OF TRIAL BY JURY. Maker hereby irrevocably and unconditionally waives any and all rights to trial by jury in any action, suit or proceeding or counterclaim arising in connection with, out of or otherwise relating to this Note.

7. **GENERAL PROVISIONS.** This Note shall be binding upon Maker, its successors and assigns and may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Note and all documents and instruments associated herewith shall be governed by and construed and interpreted in accordance with the laws of the State of Utah without giving effect to any principles of conflicts of laws. Time is of the essence hereof.

8. **ENTIRE AGREEMENT IN WRITING**. This written agreement, and any other documents executed in connection herewith, may not be contradicted by evidence of any alleged oral agreement. Neither this Note nor any provision hereof may be amended, altered, modified, changed, waived, discharged or terminated, except by an instrument in writing signed by the parties.

9. **ENFORCEABILITY.** Should any one or more provisions of this Note be determined to be illegal or unenforceable, such provision or provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and all other provisions nevertheless shall be effective.

DATED as of the date first above written.

ZYTO TECHNOLOGIES, INC.
a Nevada corporation

By: Kami Howard (signature)

Name: Kami Howard

Title: CFO